UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2021

Spire Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Towers Crescent Drive
Suite 1225
Vienna, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

(202) 301-5127

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SPIR	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPIR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Arrangement Agreement

On September 13, 2021, Spire Global, Inc., a Delaware corporation (the “Company” or “Spire”), exactEarth Ltd., a Canadian corporation (the “Target” or “exactEarth”), and Spire Global Canada Acquisition Corp., an indirect wholly owned subsidiary of Spire in the province of British Columbia, Canada (“Canadian Sub”), entered into an Arrangement Agreement (the “Arrangement Agreement”) and Plan of Arrangement under the Canada Business Corporations Act (the “Plan of Arrangement”).

Pursuant to the terms of the Arrangement Agreement, among other things, Target will become a wholly owned subsidiary of Spire (the “Arrangement”). The Arrangement will become effective following the satisfaction of the conditions contemplated by the Arrangement Agreement and the issuance of a certificate of arrangement in accordance with the Arrangement Agreement and the Plan of Arrangement (the effective time of the completion of the transactions set forth in the Plan of Arrangement, being referred to herein as the “Effective Time”).

Pursuant to the terms of the Arrangement Agreement, and subject to the terms and conditions set forth therein, at the Effective Time, each common share in the capital of Target issued and outstanding immediately prior to the Effective Time and any Net Option Surrender Shares and RSU Surrender Shares issued to holders of Company Options and RSUs (each, as defined in the Plan of Arrangement), respectively, shall be deemed to be assigned and transferred by the holder thereof to the Canadian Sub in exchange for a combination of:

(A) C$2.50009 in cash, without interest, plus

(B) 0.1 of a validly issued, fully paid and nonassessable share of the Class A common stock of the Company.

Additionally, each DSU (as defined in the Plan of Arrangement) of the Target will be settled in cash (collectively with (A) and (B), the “Arrangement Consideration”).

The boards of directors of the Company and the Target have unanimously approved the Arrangement and the Arrangement Agreement.

Details on the Arrangement

The transaction will be carried out by way of the Plan of Arrangement. On completion of the Arrangement, the former shareholders of the Target will hold approximately 3.8% of Spire’s Class A common stock.

The directors, officers and certain shareholders of the Target, collectively holding approximately 60% of the Target’s outstanding common shares, have entered into voting support agreements with Canadian Sub, pursuant to which they have agreed to support and vote in favor of the transaction.

The Arrangement Agreement contains representations, warranties and covenants of the Company, the Canadian Sub and the Target that are generally customary for a transaction of this type.

The transaction is subject to customary closing conditions, including the receipt of certain regulatory approvals; the approval of the Ontario Superior Court of Justice (Commercial List); the approval by not less than two-thirds of the votes cast at a special meeting of Target shareholders, which is expected to take place in November 2021; no material adverse effect having occurred in respect of either the Company or the Target; and dissent rights not having been exercised with respect to more than 10% of Target’s outstanding common shares. The obligation of each party to consummate the Arrangement is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Arrangement Agreement. The transaction is not subject to any financing condition.

The Arrangement Agreement contains termination rights for each of the Company and the Target, including, among others, (1) if the Effective Time does not occur on or before February 13, 2022, subject to extension for certain limited purposes, including obtaining certain required regulatory approvals, and (2) subject to certain conditions, if the Target wishes to terminate the Arrangement Agreement to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Arrangement Agreement). Upon termination of the Arrangement Agreement under specified circumstances, including the termination by the Company in the event of a change of recommendation by the board of directors of the Target or by the Target to enter into a definitive agreement with respect to a Superior Proposal, the Target would be required to pay the Company a termination fee of approximately C$8.2 million. The Arrangement Agreement also provides for customary board support and non-solicitation covenants, subject to customary “fiduciary out” provisions.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached hereto as Exhibit 2.1, and the Plan of Arrangement, which is included as a schedule to the Arrangement Agreement. We encourage you to read the Arrangement Agreement for a more complete understanding of the transaction. The Arrangement Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The Arrangement Agreement is not intended to provide any factual information about the Target, Company or Canadian Sub.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Spire securities issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities will be issued have the right to appear. The Arrangement will be subject to approval by the Ontario Superior Court of Justice (Commercial List). The Company anticipates that, if the Arrangement becomes effective under the terms and conditions set forth in the Arrangement Agreement (including receipt of the final order from the Ontario Superior Court of Justice (Commercial List)), the Class A common stock of the Company to be issued pursuant to the Arrangement will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

Item 8.01.	Other Events.

On September 14, 2021, Spire and the Target issued a joint press release announcing the entry into the Arrangement Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Spire’s expectations, strategy, plans or intentions. Spire’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the risk that the transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; the risk that the transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated; uncertainty as to the market value of consideration to be paid in the transaction; the risk that required governmental or exactEarth shareholder approvals of the Arrangement will not be obtained or that such approvals will be delayed beyond current expectations; the risk that following this transaction, Spire’s financing or operating strategies will not be successful; litigation in respect of either company or the transaction; and disruption from the transaction making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Proxy Statement/Prospectus/Information Statement, which was filed with the Securities and Exchange Commission on July 22, 2021 and the Company’s Current Report on Form 8-K, which was filed with the SEC on August 20, 2021. The forward-looking statements in this communication are based on information available to Spire as of the date hereof, and Spire disclaims any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of a proposed arrangement involving Spire Global, Inc. and exactEarth Ltd. Further details of this transaction will be included in a management information circular to be mailed to exactEarth shareholders in accordance with applicable securities laws. Copies of the Arrangement Agreement and the information circular will be filed with Canadian securities regulators and will be accessible on SEDAR at www.sedar.com. The information circular and this communication are not offers to sell Spire securities, are not soliciting an offer to buy Spire securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval.

SPIRE AND EXACTEARTH URGE INVESTORS AND SECURITY HOLDERS TO READ THE INFORMATION CIRCULAR AND DOCUMENTS FILED WITH THE SEC AND SEDAR CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement and Plan of Arrangement, dated as of September 13, 2021, by and among Spire Global, Inc., exactEarth Ltd. and Spire Global Canada Acquisition Corp.*

10.1	Form of Support and Voting Agreement (D&O).

10.2	Form of Support and Voting Agreement (Shareholder).

99.1	Press Release of Spire Global, Inc. and exactEarth Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Portions of this Exhibit, including certain schedules and exhibits to this Exhibit, have been omitted in accordance with Item 601(b) of Regulation S-K. A copy of any omitted information, schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2021	Spire Global, Inc.

	By:	/s/ Peter Platzer
Peter Platzer Chief Executive Officer